CONFORMED
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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 14, 2001
---------------------------------
(Date of earliest event reported)                 Commission File No. 333-27341


                           TELEX COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                             38-1853300
--------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)


            12000 Portland Avenue South, Burnsville, Minnesota 55337
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (952) 884-4051



                        This document contains 32 pages.

===============================================================================

Items 1-4       Not Applicable


Item 5          Other Events
                ------------

                On March 14, 2001, Telex Communications, Inc. (the "Company") commenced a solicitation of consents of the holders of its 10-1/2% Senior Subordinated Notes and 11% Senior Subordinated Notes (the "Notes") with respect to the proposed amendment of certain provisions of the Indentures governing the Notes. Such provisions pertain to the ability of the Company to incur additional indebtedness. The Consent Solicitation Statement is attached as Exhibit 99.1 hereto.

                The Company's ability to issue the new indebtedness is also subject to the approval of the senior lenders to the Company under the existing senior credit facility of the Company of a waiver of certain technical defaults with the respect to the four consecutive fiscal quarters ended December 31, 2000, the elimination of certain restrictive financial covenants, and consent to the issuance of the new indebtedness.

Item 6          Not Applicable


Item 7          Exhibits
                --------

99.1            Consent  Solicitation  Statement of the Company dated
                March 14, 2001.


Items 8-9       Not applicable


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TELEX COMMUNICATIONS, INC.




Dated:  March 14, 2001                By:  /s/ Ned C. Jackson
                                      ------------------------------------------
                                      Ned C. Jackson
                                      President and Chief Executive Officer




Dated:  March 14, 2001                By:  /s/ Richard J. Pearson
                                      ------------------------------------------
                                      Richard J. Pearson
                                      Vice President and Chief Financial Officer

                           Telex Communications, Inc.

                                    Form 8-K

                                  Exhibit Index


Exhibit No.              Description
----------               -----------

99.1                     Consent Solicitation Statement of the Company dated
                         March 14, 2001.

Exhibit 99.1


                           TELEX COMMUNICATIONS, INC.
                           12000 Portland Avenue South
                           Burnsville, Minnesota 55337

                         Consent Solicitation Statement

                   10-1/2% Senior Subordinated Notes Due 2007
                     11% Senior Subordinated Notes due 2007
                                       of
                           Telex Communications, Inc.



     Subject to the terms and conditions set forth in this Consent Solicitation Statement, Telex Communications, Inc. (the "Company") is seeking consents (the "Consents") for the amendment (the "Proposed Amendments") of certain provisions of the:

         (i) Indenture dated as of May 6, 1997 between GST Acquisition Corp. ("GST") and Manufacturers and Traders Trust Company as trustee (the "10-1/2% Notes Trustee"), as supplemented pursuant to that certain First Supplemental Indenture dated as of May 6, 1997 among Telex Communications Group, Inc. (successor by merger to GST), Telex Communications, Inc. (a predecessor by merger to the Company) and the 10-1/2% Notes Trustee, and as further supplemented pursuant to that certain Second Supplemental Indenture dated as of February 2, 1998 made by the Company (under the Company's prior name, "EV International, Inc.") in favor of the 10-1/2% Notes Trustee, governing the Company's 10-1/2% Senior Subordinated Notes Due 2007 (CUSIP No. 879569AD3) (the "10-1/2% Notes") (the original aforementioned Indenture as amended and supplemented being herein referred to as the "10-1/2% Notes Indenture"); and

         (ii) Indenture dated as of March 24, 1997 between EV International, Inc. (the Company's prior name) and The Bank of New York (as original trustee), with Bank One Trust Company as successor trustee (the "11% Notes Trustee"), governing the Company's 11% Senior Subordinated Notes Due 2007 (CUSIP No. 269263AC3) (the "11% Notes") (the original aforementioned Indenture as amended and supplemented being herein referred to as the "11% Notes Indenture").

The 10-1/2% Notes and the 11% Notes are herein together referred to as the "Notes"; the 10-1/2% Notes Indenture and the 11% Notes Indenture are herein together referred to as the "Indentures"; and the 10-1/2% Notes Trustee and the 11% Notes Trustee are herein together referred to as the "Trustees". Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indentures.

     Only a Holder (as hereinafter defined) of the Notes on March 7, 2001 (the "Record Date"), or any other person who has obtained a proxy that authorizes such person to act on behalf of such Holder, will be eligible to consent to the Proposed Amendments.

     The Company proposes to amend the Indentures to permit the Company to incur additional Indebtedness of $20 million in initial principal amount (the "New Indebtedness"). The Proposed Amendments are described in "PROPOSED AMENDMENTS" below and set forth on Exhibit A to this Consent Solicitation Statement. The Proposed Amendments will become effective upon receipt of the "Requisite Consents" (as hereinafter defined) and execution of the "Supplemental Indentures" (as hereinafter defined). Subject to and contingent upon the Proposed Amendments becoming effective and the execution of the Supplemental Indentures as aforesaid, the Company will pay to each Holder who has validly consented to the Proposed Amendments an amount in cash equal to $2.50 for each $1,000 principal amount of the Notes held by the Holder (the "Consent Payment").

     Approval of the Proposed Amendments will constitute authorization of the Company and the Trustees to execute supplemental indentures in such form as shall be approved by the Company and the Trustees (the "Supplemental
Indentures"), and their execution of the Supplemental Indentures shall constitute their approval thereof.

             The Information Agent for the Consent Solicitation is:

                               Jefferies & Company
                         400 Poydras Street, Suite 2140
                          New Orleans , Louisiana 70130
                          Telephone No.: (504) 681-5700
                       Facsimile No.: (504) 681-5768 (fax)
                          Attention: Richard Goldenberg

       The date of this Consent Solicitation Statement is March 14, 2001.

                               PROPOSED AMENDMENTS


     The Proposed Amendments to the Indenture are shown on Exhibit A to this Consent Solicitation Statement.

     The Proposed Amendments would add a provision to Section 4.3(b) of each of the Indentures to permit the Company to incur the New Indebtedness of $20 million in initial principal amount, plus any increase in the amount of the New Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under the New Indebtedness which is not paid currently in cash or which is added to the principal amount under the New Indebtedness.

     The New Indebtedness would be subordinate to the Company's obligations under its Senior Credit Facility but senior to the Notes. Since Section 4.14 ("Limitation on Layering") of each of the Indentures currently would prohibit the incurrence of the New Indebtedness unless it were either Senior Indebtedness or Senior Subordinated Indebtedness, the Proposed Amendments would permit the Company to designate the New Indebtedness as "Senior Indebtedness" for all purposes of the Indenture, notwithstanding that the New Indebtedness would be subordinated to other Senior Indebtedness but senior to the Notes.

                         REASONS FOR PROPOSED AMENDMENTS

     The Company does not have cash available in an amount sufficient to make the interest payments due March 15, 2001 ($5,500,000) under the 11% Notes or due May 1, 2001 ($6,562,500) under the 10-1/2% Notes. The proceeds of the issuance of the New Indebtedness would be used first to fund such interest payments, and with any remaining net proceeds to be used for working capital purposes.

     The Company is proposing to issue the New Indebtedness having terms materially as described on Exhibit B to this Consent Solicitation Statement. The New Indebtedness is not being offered pursuant to this Consent Solicitation Statement. The New Indebtedness will be offered and issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended, and applicable state securities laws and solely pursuant to offering materials to be prepared by the Company. However, the Company anticipates that it will offer to current Holders (as hereinafter defined) of the Notes the opportunity to purchase all or a portion of the New Indebtedness. In the event that all of the New Indebtedness is not purchased by existing Holders of the Notes, the New Indebtedness will be issued to other investors.

     The ability of the Company to issue the New Indebtedness is subject, in addition to obtaining the Requisite Consents (as hereinafter defined), to the approval of the senior lenders to the Company under the existing Senior Credit Facility of the Company. The Company is in technical default under certain financial covenants relating to "Minimum Consolidated EBITDA", "Maintenance of Consolidated Fixed Charges Ratio" and "Maintenance of Leveraging Ratios" requirements under its existing Senior Credit Facility with respect to the four consecutive fiscal quarters ended December 31, 2000 or as of such date (the "Technical Defaults").

     The Company has requested that the lenders under its existing Senior Credit Facility (i) waive the Technical Defaults, (ii) reduce the Minimum Consolidated EBITDA requirements, and eliminate the covenants pertaining to "Maintenance of Consolidated Fixed Charges Ratio" and "Maintenance of Leveraging Ratios", for future periods, and (iii) consent to the issuance of the New Indebtedness. The Company has requested that its senior lenders give the foregoing waivers and consent on or before March 15, 2001. The Senior Credit Facility lenders would require, as a condition to giving such waivers and consent, that the maturity date for its existing Senior Credit Facility would be shortened to October 31, 2002 and the prepayment of term loans in the aggregate amount of $20 million on or before December 31, 2001. The ability of the Company to prepay $20 million in term loans by December 31, 2001 will depend upon the sale of certain businesses and assets of the Company. There can be no assurance that the Company will be successful in selling such businesses and assets or otherwise in generating cash sufficient to make the $20 million term loans principal payments. However, if the Company obtains the Requisite Consents, is successful in placing the New Indebtedness and is successful in selling such businesses and assets, the Company believes, based on current expectations regarding the business of the Company, that it will (i) have sufficient cash flows and liquidity to fund its working capital needs and to make scheduled principal and interest payments under its existing Senior Credit Facility and the Notes for the foreseeable future, and (ii) be able to meet the modified "Minimum Consolidated EBITDA" requirements under its existing Senior Credit Facility.

                             SELECTED FINANCIAL DATA


     Set forth below are certain selected financial data as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and 1999 (the "Selected Data"). Financial data as of and for the year ended December 31, 1999 have been derived from the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2000. Financial data as of and for the year ended December 31, 2000 have been derived from the Company's unaudited financial statements. The Company's Annual Report on Form 10-K for the year ended December 31, 2000 is not available as of the date of this Consent Solicitation Statement and may not be available prior to the Effective Date. The Company gives no assurance that the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, when filed, will not reflect financial data that differs from, or which modifies or qualifies, the Selected Data contained in this Consent Solicitation Statement.

     The Selected Data does not, whether on a pro forma basis or otherwise, (i) give effect to the Proposed Amendments or the incurrence of New Indebtedness, or
(ii) purport to present the Company's financial condition or results of operations of the Company if the foregoing shall not be accomplished.


                             (Dollars in thousands)



Statements of Operations                             (UNAUDITED)
                                                     Year Ended                 Year Ended
                                                   December 31, 2000        December 31, 1999
                                                   -----------------        -----------------

Net Sales                                            $   328,855                $   346,057

Cost of Sales                                            204,113                    219,399
                                                     -----------                ------------
  Gross profit                                           124,742                    126,658

Operating Expenses:
  Engineering                                             14,098                     14,872
  Selling, general and administrative                     87,724                     88,563
  Corporate chrages                                        1,716                      1,716
  Amortization of goodwill and other intangibles           2,223                     11,972
  Restructuring charges                                    8,812                     (2,124)
                                                     -----------                ------------
                                                         114,573                    114,999
                                                     -----------                ------------

Operating profit                                          10,169                     11,659

Interest expense, net                                     36,019                     36,689

Other income                                             (10,044)                    (6,674)
                                                     ------------               ------------

Loss before income taxes                                  (15,806)                   (18,356)

Provision for income taxes                                  2,175                      4,064
                                                     -------------              -------------
     Net loss                                        $    (17,981)              $    (22,420)
                                                     -------------              -------------


                             (Dollars in thousands)



Balance Sheets                                       (UNAUDITED)
                                                   December 31, 2000        December 31, 1999
                                                   -----------------        -----------------

                   Assets

Current assets:
  Cash and cash equivalents                          $     2,701                $     3,239
  Accounts receivable, net of allowance                   46,522                     59,438
  Inventories                                             59,857                     66,573
  Other current assets                                     7,686                     14,665
                                                     ------------               ------------

          Total current assets                           116,766                    143,915

Property, plant and equipment, net                        40,870                     45,048
Deferred financing costs, net                              8,438                     10,476
Intangible assets, net                                    55,231                     61,906
Other assets                                               2,425                        653
                                                     ------------               ------------
                                                     $   223,730                $   261,998
                                                     ============               ============


      Liabilities and Shareholder's Deficit

Current liabilities:
  Revolving lines of credit                          $    27,539                $    22,688
  Current maturities of long-term debt                    11,359                      8,982
  Account payable                                         13,100                     20,817
  Accrued wages and benefits                               7,323                     10,708
  Accrued interest                                         5,769                      5,898
  Other accrued liabilities                               12,686                     16,750
  Income taxes payable                                     9,425                      6,935
                                                     ------------               ------------

     Total current liabilities                            87,201                     92,778

Long-term debt                                           301,303                    312,207

Other long-term liabilities                               10,655                     11,470
                                                     ------------               ------------

     Total liabilities                                   399,159                    416,455

Shareholder's deficit:
  Common stock                                              -                          -
  Capital in excess of par                                 3,147                      3,139
  Accumulated deficit                                   (172,068)                  (154,087)
  Accumulated other comprehensive loss                    (6,508)                    (3,509)
                                                     ------------               ------------

     Total shareholder's deficit                        (175,429)                  (154,457)
                                                     ------------               ------------
                                                     $   223,730                $   261,998
                                                     ------------               ------------


                      MANAGEMENT DISCUSSION AND ANALYSIS OF
                             SELECTED FINANCIAL DATA


     This Management's Discussion and Analysis of Selected Financial Data, as well as other sections of this report, contains forward-looking statements, including, without limitation, statements relating to the Company's plans, strategies, objectives and expectations, that are based on management's current opinions, beliefs, or expectations as to future results or future events and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve known and unknown risks and uncertainties and the Company's actual results may differ materially from those forward-looking statements. While made in good faith and with a reasonable basis based on information currently available to the Company's management, there is no assurance that such opinions or expectations will be achieved or accomplished. The Company does not undertake to update, revise or correct any of the forward-looking information contained in this document. The following factors, in addition to those discussed elsewhere in this report, are representative of those factors that could affect the future results of the Company, and could cause results to differ materially from those expressed in such forward-looking statements: (i) the timely development and market acceptance of new products; (ii) the financial resources of competitors and the impact of competitive products and pricing; (iii) changes in general and industry specific economic conditions on a national, regional or international basis; (iv) changes in laws and regulations, including changes in accounting standards; (v) the timing of the implementation of changes in operations to effect cost savings; (vi) opportunities that may be presented to and pursued by the Company; (vii) the Company's ability to access external sources of capital; and (viii) such risks and uncertainties as are detailed from time to time in the Company's reports and filings with the Securities and Exchange Commission.

     Results of Operation

      Net Sales: The Company's net sales decreased 5.0 percent or $17.2 million from $346.1 million for the year ended December 31, 1999 to $328.9 million for the year ended December 31, 2000. The decline in net sales is attributed primarily to discontinued products in the Multimedia/Audio Communication segment and to a slow down in the economy in the fourth quarter of 2000.

     Gross Profit: The Company's gross profit decreased $1.9 million, or 1.5 percent, from $126.7 million for the year ended December 31, 1999 to $124.7 million for the year ended December 31, 2000. As a percent of net sales, the gross margin rate of 37.9 percent for the year ended December 31, 2000 increased from 36.6 percent for the year ended December 31, 1999. The improvement in the gross margin rate is mainly attributed to increased sales of high-margin products, phase out of low-margin products, selective price increases and manufacturing efficiencies primarily resulting from consolidation of manufacturing plants.

     Engineering:  The Company's engineering expenses decreased $0.8 million, or
5.3 percent from $14.9 million for the year ended 1999 to $14.1 million for the year ended December 31, 2000. The decrease is attributed primarily to the benefit from consolidation and streamlining of the engineering operations from two facilities to the Company's corporate headquarters in Minnesota.

     Selling, General and Administrative: The Company's selling, general and administrative expenses decreased $0.9 million, or 1.0 percent, from $88.6 million for the year ended December 31, 1999 to $87.7 million. Both years contained certain one-time, unusual charges as described below. Excluding those charges, selling, general and administrative expenses increased $7.7 million due to increased spending on information technology, primarily to consolidate U.S. accounting and operational systems onto one platform, to increases in salary and incentive compensation and to rent associated with the new corporate headquarters.

     Included in selling, general and administrative expense for the year ended December 31, 2000 is a $0.4 million charge attributed to the potential cost related to a lawsuit filed by the Company's former distributor in France. Included in selling, general and administrative expenses for the year ended December 31, 1999 are charges of $5.5 million related to legal fees and settlement costs attributed to a lawsuit filed by the Company's former CEO and to $0.5 million of additional depreciation expense attributed to write-off of certain fixed assets.

     Corporate Charges: Corporate charges of $1.7 million in each of the years ended December 31, 1999 and 2000 represent fees to Greenwich Street Capital Partners, Inc. for consulting and management services provided under a management and services agreement.

     Amortization of Goodwill and Other Intangibles: Amortization of goodwill and other intangibles decreased $9.7 million from $12.0 million in the year ended December 31, 1999 to $2.2 million in the year ended December 31, 2000. In the year ended December 31, 1999 the Company recognized one-time charges of $2.9 million for write-off of goodwill attributed to certain discontinued products and of $6.3 million attributed to the impairment of certain long-lived intangible assets.

     Restructuring Charges: The Company recorded a restructuring charge of $8.8 million in the year ended December 31, 2000 attributed to the consolidation of certain of its United States manufacturing, engineering, marketing, services and administrative operations. Included in the restructuring charge are $4.0 million of expected cash expenditures, primarily related to severance pay expected to be paid through June 2001 and $4.8 million of non-cash charges, primarily related to discontinued product lines. In the year ended December 31, 1999 the Company reversed an excess of $2.1 million of the $6.3 million of the restructuring charges accrued in 1998.

     Other Income. The Company's other income increased $3.3 million from $6.7 million for the year ended December 31, 1999 to $10.0 million for the year ended December 31, 2000. The significant components of other income in the year ended December 31, 2000 were $6.5 million of income attributed to the restructuring of a license agreement to provide for a one-time, up-front fee in lieu of future royalties, offset by $0.2 million of related expenses, a $1.0 million gain on the sale of a trademark, $2.1 million proceeds from an insurance settlement related to a lawsuit filed by the Company's former CEO, a $0.2 million gain on $1.7 million of proceeds from the sale of the Company's former corporate headquarters and a $0.3 million gain on foreign exchange. The significant components of other income in the year ended December 31, 1999 were $7.0 million attributed to royalty income, of which $6.0 million was attributed to a one-time payment for shortfall of past royalty fees due the Company, $0.9 million of proceeds from the Company's insurance claim for business interruption related to a facility destroyed in a fire, a $0.5 million loss on foreign exchange and a $0.3 million loss attributed to the sale of certain product lines and facilities.

     Interest expense. The Company's net interest expense decreased $0.7 million from $36.7 million for the year ended December 31, 1999 to $36.0 million for the year ended December 31, 2000. Interest expense for the year ended December 31, 2000 is offset by $2.2 million of interest income associated with an arbitration ruling related to a dispute arising out of the

Company's purchase of Mark IV Industries, Inc. Audio Products Group in December 1996. Interest expense increased $1.7 million for the year ended December 31, 2000 compared with the year ended December 31, 1999. The increase in interest expense is attributable to higher interest rates and to higher average outstanding indebtedness associated with the Company's Senior Credit Facility.

     Income Taxes. The company's income tax benefit, excluding the income tax provision related to the net deferred tax asset valuation allowance, was 17.7 percent of the pretax loss for the twelve months ended December 31, 2000, compared with 13.3 percent for the twelve months ended December 31, 1999. The increase in effective tax rate is principally due to the nondeductibility of certain costs related to the write-off of goodwill and other identifiable intangible assets for the twelve months ended December 31, 1999.

     As of December 31, 2000, the Company has provided $6.0 million for tax liability, penalties, and accrued interest related to the unsettled dispute with the IRS for taxable years 1990 through 1995. The Company has agreed with the IRS on the final amount of the tax liability to be paid, and plans to negotiate an installment payment plan with the IRS.

     The company has established a net deferred tax valuation allowance of $37.3 million due to the uncertainty of the realization of future tax benefits. The realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period. Management considered these factors in reaching its conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

Liquidity

     The Company's earnings before interest expense, income taxes, depreciation and amortization expense (EBITDA) and Adjusted EBITDA (EBITDA after adjustments for certain items) for the year ended December 31, 2000 are as follows:

                                     EBITDA
                             (Dollars in Thousands)

                                                   Year Ended
                                                December 31, 2000
                                                -----------------
          EBITDA                                   $    23,624

Contingent recapitalization expenses                       156
Corporate charges                                        1,716
Consolidation costs (1)                                  4,790
Restructuring charges                                    8,812
                                                   -----------

          Adjusted EBITDA                          $    39,098
                                                   ===========

(1)  -  The  Company   incurred   certain  one-time  costs,  not  classified as
restructuring, related to the consolidation of its operations and facilities.

     EBITDA and Adjusted EBITDA are included in this discussion because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to service debt and make capital expenditures and other investments. Excluded from EBITDA and Adjusted EBITDA are certain charges and income, as described above, which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA and Adjusted EBITDA are not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

     As of December 31, 2000 the Company had cash and cash equivalents of $2.7 million. In addition, at December 31, 2000 the Company's availability under its Revolving Credit Facility and foreign working capital lines totaled $0.8 million.

     The Company's liquidity needs arise primarily from debt service on indebtedness incurred in connection with the recapitalization and the merger, working capital needs and capital expenditures. The Company believes that the cash on hand, availability under its Revolving Credit Facility and foreign working capital lines together with cash from operations will not be sufficient to fund its liquidity needs in 2001.

     As discussed under "REASONS FOR PROPOSED AMENDMENTS", the Company is proposing to issue $20 million of New Indebtedness and has requested that the lenders under its existing Senior Credit Facility waive certain Technical Defaults and modify or eliminate certain financial covenants. The Senior Credit Facility lenders would require, as a condition to giving such waivers and consent, that the maturity date for its existing Senior Credit Facility would be shortened to October 31, 2002 and the prepayment of term loans in the aggregate amount of $20 million on or before December 31, 2001. The ability of the Company to prepay $20 million in term loans by December 31, 2001 will depend upon the sale of certain businesses and assets of the Company. There can be no assurance that the Company will be successful in selling such businesses and assets or otherwise in generating cash sufficient to make the $20 million term loan principal payments. However, if the Company obtains the Requisite Consents, is successful in placing the New Indebtedness and is successful in selling such businesses and assets, the Company believes, based on current expectations regarding the business of the Company, as described below, that it will (i) have sufficient cash flows and liquidity to fund its working capital needs and to make scheduled principal and interest payments under its existing Senior Credit Facility and the Notes for the foreseeable future, and (ii) be able to meet the modified "Minimum Consolidated EBITDA" requirements under its existing Senior Credit Facility.

     The Company intends to improve operations and liquidate nonproductive assets in 2001 in part to meet the liquidity needs of the debt service and to satisfy the requirements of the debt covenants. The Company's year 2001 operating plan includes strategies to significantly improve operating results by reducing purchased material costs through more effective supply chain management, increasing selling prices on selective products, managing other operating costs to planned levels, reducing inventory, improving the accounts receivable collection experience, achieving additional cost efficiencies through consolidation of its manufacturing operations and introducing several new products. There can be no assurance, however, that the Company will be successful in achieving the planned operating improvements or executing alternative strategies on terms acceptable to the Company. Additionally, the Company's future performance and its ability to service its obligations will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.


                          CERTAIN SOLICITATION MATTERS

Requisite Consents; Effective Date

     Approval of the Proposed Amendments requires the consent of the Holders (as hereinafter defined) of at least a majority in principal amount of the outstanding 10-1/2% Notes, and a majority in principal amount of the outstanding 11% Notes, excluding any Notes owned by the Company or by any Affiliate (the "Requisite Consents").

     If the Requisite Consents are obtained (and not revoked) and the Company delivers the Requisite Consents to the Trustees accompanied by resolutions of the Company's Board of Directors authorizing the execution of the Supplemental Indentures and a certificate of an officer of the Company and an opinion of counsel stating that the execution of the Supplemental Indentures is authorized or permitted by the Indentures, the Company and the Trustees will execute the Supplemental Indentures on or as soon as practicable after the date on which the Requisite Consents are so delivered and the conditions related thereto in the Indentures are satisfied. Upon execution of the Supplemental Indentures, the Proposed Amendments will become effective. The date and time at which the Supplemental Indentures and Proposed Amendments become effective is referred to herein as the "Effective Date". If the Requisite Consents are not received by 5:00 o'clock P.M., New York City time, on the Expiration Date (as hereinafter defined), then all Consents received by the Trustees shall terminate at such date without any further action by the Company, the Information Agent (as hereinafter defined) or the Trustees.

     Upon the Effective Date, all Holders, including non-consenting Holders, and all subsequent Holders of the Notes will be bound by the Proposed Amendments.

Consents

     Only Holders of Notes on the Record Date are eligible to participate in the Consent Solicitation. The Company believes that The Depository Trust Company ("DTC") was, as of the Record Date, the record holder of approximately 98% of the Notes. DTC is expected to execute an omnibus proxy which will authorize its participants (each a "Participant"), as specified on a DTC securities position listing as of the Record Date, to consent with respect to the Notes held on behalf of any beneficial owner by any Participant in the name of CEDE & Co. Accordingly, as used herein, "Holder" shall mean any record holder of Notes or any Participant that holds Notes through DTC whose name appears on a securities position listing of DTC as a holder of Notes on the Record Date.

     In accordance with Section 9.4 of each of the Indentures, only Holders on the Record Date, or any other person who has obtained a proxy that authorizes such person to act on behalf of a Holder, shall be entitled to consent or to revoke any Consent previously given, whether or not such persons continue to be holders of Notes after the Record Date. A Form of "Consent Proxy" is enclosed with this Consent Solicitation Statement. Consents may be revoked, prior to the Company obtaining the Requisite Consents, by the Holder granting such Consent (or a duly authorized proxy of such Holder) by following the procedures set forth herein.

     Only a Holder of a Note (or such holder's legal representative or attorney-in-fact), or any other person who has obtained a proxy that authorizes such person to act on behalf of such Holder, may execute and deliver a Consent. Unless a beneficial owner of a Note that is not the Holder of such Note (e.g., a beneficial holder whose Notes are held by a Participant, as nominee) has obtained a proxy that authorizes such person to act on behalf of such Holder, such person must arrange with the Holder to execute and deliver a Consent on such beneficial owner's behalf. Giving a Consent will not affect a Holder's right to sell or transfer the Notes, and such Consent shall be binding upon a subsequent holder of the Notes.

     A "Consent Form" is enclosed with this Consent Solicitation Statement. The Consent Form must be executed by the Holder, or any other person who has obtained a proxy that authorizes such person to act on behalf of such Holder, in the same manner as the Holder's name appears of record or on the DTC securities position listing as of the Record Date reflecting such Holder as an owner of such Notes. If Notes are held in more than one name, as reflected on the record or such securities position listing, the Consent Form must be executed by each such Holder. If a Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit with the Consent Form appropriate evidence of authority to execute the Consent Form. If Notes owned by a Holder are held in different names, as reflected on the record or such securities position listing, separate Consent Forms must be executed covering all such Notes. In each instance, the Consent Form should indicate whether the Holder is a record holder or a DTC Participant, and, if a DTC Participant, the DTC Participant account number relating to the Notes with respect to which a Consent is given. In addition, if a Consent Form relates to less than the total principal amount of Notes held in the name of such Holder, the Holder must list the principal amounts of Notes to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to the total principal amount of Notes held in the name of such Holder.

     All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of, Consents and revocations with respect to Notes will be resolved by the Company, whose determination shall be binding. The Company reserves the absolute right to reject all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions of delivery as to particular Consents. Unless waived, any irregularities in connection with the deliveries must be cured within such time as the Company determines. The Company shall be under no duty to give notification of any such irregularities or waiver. Deliveries of such Consents will not be deemed to have been properly made until such irregularities have been cured or waived. The Company's interpretation of the terms and conditions of this Consent Solicitation shall be binding.

     Consents to the Proposed Amendments, to be effective, must be properly executed and received by the Trustees prior to the Expiration Date. The method of delivery of all documents, including fully executed Consent Forms, is at the election and risk of the Holder. Each Holder wishing to consent to the Proposed Amendments must complete, sign and date the accompanying Consent Form (or a facsimile thereof) in accordance with the instructions set forth herein and therein and hand deliver, send by overnight courier or send by facsimile transmission, the Consent Form to the Trustees as follows:

  As to the 10-1/2% Notes:                     As to the 11% Notes:
  -----------------------                      -------------------

  Manufacturers and Traders Trust Company      Bank One Trust Company
  One M&T Plaza, 7th Floor                     Bank One Global Corporate Trust
  Buffalo, New York  14203                     Services
  Attention:  Russell T. Whitley               100 E. Broad Street
  Telephone No.:  (716) 842-5602               Columbus, Ohio 43271-0181
  Facsimile No.:    (716) 842-4474             Attention: Robert Major
                                               Telephone No.:  (614) 248-6334
                                               Facsimile No.:    (614) 248-5195

Revocation of Consents

     Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless there has been compliance with the procedure for revoking Consents described below.

     Any such Holder desiring to revoke a Consent must deliver to the Trustees at the addresses set forth above under "CERTAIN SOLICITATION MATTERS -- Consents" a written revocation of such Consent containing the name of the Holder, whether the Holder is the record holder or a DTC Participant, and, if a DTC Participant, the DTC Participant account number of such Holder, and the principal amount of Notes to which such revocation relates. No Consent may be revoked once the Requisite Consents have been obtained.

     The revocation must be executed in the same manner as the Consent to which the revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of the Consent shall be effective only as to the Notes listed in the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. Only a Holder of Notes, or any other person who has obtained a proxy that authorizes such person to act on behalf of such Holder, is entitled to revoke a Consent previously given. Unless a beneficial owner of a Note who is not the Holder of a Note has obtained a proxy that authorizes such person to act on behalf of such

Holder, such person must arrange with the Holder to execute and deliver on its behalf a revocation of any Consent already given with respect to such Note.

     A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent by the Holder of the Notes to which such revocation relates. A Holder who has delivered a revocation may thereafter deliver a new Consent by following one of the described procedures at any time prior to the Expiration Date. A Consent that is delivered on a timely basis by a Holder of Notes shall be deemed to revoke any earlier Consents or revocations of Consents related to the same Notes.

Expiration Date; Extension; Amendment; Termination

     The term "Expiration Date" means April 13, 2001, unless the Company in its sole discretion extends the period during which this Consent Solicitation is open, in which event the term "Expiration Date" shall mean the date on which this Consent Solicitation, as so extended by the Company, expires. The Company reserves the right to extend the Consent Solicitation at any time and from time to time by giving oral (promptly confirmed in writing) or written notice to the Trustees no later than 9:00 o'clock P.M., New York City time, on the business day following any previously announced Expiration Date. Any such extension will be followed as promptly as practical by public announcement (or written notice to the Holders) thereof.

     The Company expressly reserves the right: (i) to terminate the Consent Solicitation at any time prior to the Effective Date (whether or not the Requisite Consents have been received) by giving oral (promptly confirmed in writing) or written notice of such termination to the Trustees; (ii) to extend the Consent Solicitation until the Requisite Consents have been obtained; (iii) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consents have been received by such date; and (iv) to amend, at any time or from time to time, the terms of the Consent Solicitation. Any such termination, extension or amendment will be followed as promptly as practicable by public announcement (or written notice to the Holders) thereof.

Information Agent

     The Company has engaged Jefferies & Company, Inc. to act as the exclusive information agent (the "Information Agent") in connection with the Consent
Solicitation. In its capacity, the Information Agent may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of the Notes. Any Holder that has questions concerning the terms of the Consent Solicitation may contact the Information Agent at its address and telephone number set forth on the cover page of this Consent Solicitation Statement. Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Consent Solicitation.

     The Company has agreed to pay the Information Agent reasonable and customary fees for its services and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. The Company has further agreed to indemnify the Information Agent against certain liabilities, including certain liabilities under the federal securities laws. At any given time, the Information Agent may trade the Notes for its own accounts or for the accounts of customers, and, accordingly, may hold a long or short position in the Notes. In addition, the Information Agent has provided in the past certain investment banking and financial advisory services to the Company and certain of its affiliates for which it has received customary compensation and may do so in the future.

     Inquiries and requests for additional copies of this Consent Solicitation or the Consent Form may be directed to the Information Agent at the address and telephone number set forth on the cover page of this Consent Solicitation Statement.

                              AVAILABLE INFORMATION

     The Company files reports and other information with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Section 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports and other information filed may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549-1004 and at its regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2552. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW, Washington, DC 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission with respect to the Company are incorporated herein by reference and shall be deemed to be a part hereof (the "Incorporated Documents"):

     (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999; and

     (ii)the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the latest Expiration Date shall be deemed to be incorporated by reference in this Consent Solicitation Statement and to be part hereof from the date of filing of such documents.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. All information appearing in this Consent Solicitation Statement is qualified in its entirety by the information and financial statements (including notes thereto), appearing in the Incorporated Documents, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge to each person to whom this Consent Solicitation Statement is delivered, upon the written or oral request of such person, a copy of the relevant Indenture and of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to the Company at the address set forth on the cover page of this Consent Solicitation Statement or by calling Mr. Richard J. Pearson, Vice President and Chief Financial Officer of the Company, at (952) 736-4240.

                                  MISCELLANEOUS

     This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable securities or blue sky laws.

     The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information contained in or incorporated by reference into this Consent Solicitation Statement is correct as of any time subsequent to the date hereof or, in the case of information incorporated herein by reference, subsequent to the date thereof, or that there has been no change in the information set forth or incorporated by reference in this Consent Solicitation Statement or in the affairs of the Company.

     The Company has not authorized any person (including the Trustees and the Information Agent) to give any information or make any representation in connection with the solicitation of consents other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information is correct after the date hereof.

                                     Exhibit A to Consent Solicitation Statement


                               Proposed Amendments


Each of the Indentures is proposed to be amended as shown below:

Indenture Section
or Provision                   Proposed Amendments
--------------------------- -------------------------------------------------

Section 4.3(b), new         "(xviii)  Indebtedness of the Company in an
clause (xviii)              aggregate principal amount outstanding  from time
                            to time not to exceed $20 million, plus any increase in the amount of such Indebtedness resulting from any accrual, compounding or paymen-t in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness, including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness"

4.14 "Limitation on Layering. The Company shall not incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness; however, Indebtedness incurred pursuant to the provisions of clause (xviii) of Section 4.3(b) may be Senior Indebtedness (including without limitation for purposes of Article 10), notwithstanding that such Indebtedness is subordinated in right of payment to other Senior Indebtedness, and such Indebtedness need not be designated as Senior Subordinated Indebtedness. No Note Guarantor shall incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Note Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Note Guarantor."

                                     Exhibit B to Consent Solicitation Statement


                       Proposed Terms of New Indebtedness


The Company anticipates that the New Indebtedness will have the following principal terms. The final terms of the New Indebtedness may be different, but the Company anticipates that the material economic terms will be as set forth below.

New Indebtedness...........  Senior Priority Subordinated Notes due 2004 (the
                             "New Notes")

Initial Principal Amount...  $20 million

Purchase Price.............  97% of initial principal amount

Placement fees to
Purchasers.................  3% of the initial principal amount

Interest...................  At the rate of 18% per annum,  increasing  by 75 basis points each quarter until the applicable rate is 25% per annum. Payable quarterly; however, at the option of the Company or if required under the Senior Credit Facility, interest shall accrue (but not be paid) and to compound quarterly and be added to principal on each interest payment date

Maturity...................  March __, 2004

Optional Redemption........  At any time or from time to time, in whole or in part, at the face amount of the New Notes plus accrued and unpaid interest (including any interest which has been added to principal)

Restrictive Covenants......  Substantially similar to the 10-1/2% Notes

Security...................  Secured  by a  security  interest  in and lien on the assets of the Company which presently secure the obligations of the Company under its existing Senior Credit Facility; however, such security interest and lien shall be subordinate and junior to the security interests and liens under the Senior Credit Facility

Ranking....................  Junior to the  obligations  of the Company under the Senior Credit Facility, but senior to the 10-1/2% Notes and the 11% Notes

Transferability............  The New Notes will not be register under applicable securities laws but will be issued in reliance upon an exemption from registration under the Securities Act of 1933 as amended, and further transferability will be restricted

Form of the Notes..........  Substantially similar to the 10-1/2% Notes

Registration Rights........  The  Company  will  enter  into a  customary registration  rights  agreement providing  for  an
                             exchange   offer   registration   statement  or  a
                             shelf registration statement

                                  CONSENT FORM

                           TELEX COMMUNICATIONS, INC.
                   10-1/2% Senior Subordinated Notes due 2007

                        Consent to Amendment of Indenture


     The undersigned, sometimes referred to as a "Holder", is either a Holder (as defined in the Consent Solicitation Statement dated March 14, 2001 (the "Consent Solicitation Statement") to which this Consent relates) of 10-1/2% Senior Subordinated Notes due 2007 (the "Notes") of Telex Communications, Inc. (the "Company") or has full power and authority (whether by proxy or directly) to consent to or reject the Proposed Amendments (hereinafter defined) on behalf of the Holder identified herein. As such, the undersigned hereby

                CONSENTS ____                  DOES NOT CONSENT ____

to the proposed amendments (the "Proposed Amendments") to be made to the Indenture dated as of May 6, 1997 between GST Acquisition Corp. ("GST") and
Manufacturers and Traders Trust Company as trustee (the "Trustee"), as supplemented pursuant to that certain First Supplemental Indenture dated as of May 6, 1997 among Telex Communications Group, Inc. (successor by merger to GST), Telex Communications, Inc. (a predecessor by merger to the Company) and the Trustee, and as further supplemented pursuant to that certain Second Supplemental Indenture dated as of February 2, 1998 made by the Company (under the Company's prior name, "EV International, Inc.") in favor of the Trustee, governing the Company's 10-1/2% Senior Subordinated Notes Due 2007 (the "Notes") (the original aforementioned Indenture as amended and supplemented being herein together referred to as the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture or in the Consent Solicitation Statement.

     If no election is specified, any otherwise properly completed and signed Consent Form will be deemed a consent to the Proposed Amendments.

     If the Company receives Consents from the Holders of at least a majority in principal amount of the Notes, excluding any Notes owned by the Company or by any Affiliate (the "Requisite Consents"), and such Consents are delivered to the Trustee, accompanied by resolutions of the Board of Directors of the Company, the Company and the Trustee will execute a supplement to the Indenture (the "Supplemental Indenture") on or as soon as practicable after the date on which the Requisite Consents are so delivered and the conditions related thereto in the Indenture are satisfied. Upon execution of the Supplemental Indenture, the Proposed Amendments will become effective. The date and time at which the Supplemental Indenture and Proposed Amendments become effective is referred to herein as the "Effective Date."

     Unless otherwise specified by the undersigned, this Consent Form relates to all Notes held by the undersigned on the Record Date and either held of record or in a DTC securities position listing on the Record Date. If this Consent Form relates to fewer than all of the Notes held by the undersigned, the principal amount of the Notes to which this Consent Form relates and the DTC Participant number of the account in which such Notes are held have been indicated on the signature page hereof under the heading "Principal Amount of Notes as of the Record Date Subject to this Consent".

     The Holder understands that the Company reserves the right to extend the Expiration Date by giving oral (promptly confirmed in writing) or written notice of such extension to the Trustee.

     The Company expressly reserves the right: (i) to terminate the Consent Solicitation at any time prior to the Effective Date (whether or not the Requisite Consents have been received) by giving oral (promptly confirmed in writing) or written notice of such termination to the Trustee; (ii) to extend the Consent Solicitation until the Requisite Consents have been obtained; (iii) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consents have been received by such date; and (iv) to amend, at any time or from time to time, the terms of the Consent Solicitation. Any such termination, extension or amendment will be followed as promptly as practicable by public announcement (or written notice to the Holders) thereof.

     By executing this Consent Form, the Holder represents and warrants to the Trustee and the Company that: (i) as of the Record Date, the Notes to which this Consent relates either (x) were beneficially owned in the name of the Holder as it appears below or (y) were beneficially owned by a person that has duly authorized the Holder to execute and deliver this Consent; (ii) this Consent has been duly authorized by all necessary action on the part of the Holder; (iii) the Holder is not an Affiliate (as defined in the Consent Solicitation) of the Company and did not, on the Record Date, hold the Notes to which this Consent relates directly or indirectly for the account of the Company or an Affiliate of the Company; and (iv) the amount set forth below under the caption "Principal Amount of Notes as of the Record Date Subject to this Consent" is the aggregate principal amount of Notes to which this Consent relates, which principal amount is not greater than the aggregate principal amount of Notes beneficially owned by the Holder as of the Record Date.

     Consents may be revoked, prior to the Company obtaining the Requisite Consents, by the Holder granting such Consent (or a duly authorized proxy of such Holder). Any such person may revoke such Consent by delivering written notice of such revocation to the Trustee, at any time prior to the Effective Date. Thereafter, Consents shall no longer be permitted to be revoked. To be valid, any such notice of revocation must indicate the aggregate principal amount of the Notes to which it relates as of the Record Date and must be executed in the same manner as this Consent.

     This Consent Form shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     All authority conferred or agreed to be conferred by this Consent Form shall survive the death or incapacity of the Holder and every obligation of the Holder under this Consent Form shall be binding upon the Holder's heir, personal representatives, successors, assigns and subsequent transferees.

     This fully executed Consent Form should be hand delivered, sent by overnight mail or sent by facsimile to the Trustee, as follows:

     Manufacturers and Traders Trust Company
     One M&T Plaza, 7th Floor
     Buffalo, New York  14203
     Attention:  Russell T. Whitley
     Telephone No.:  (716) 842-5602
     Facsimile No.:   (716) 842-4474

     In witness whereof, the undersigned has duly executed and delivered this Consent Form or has caused this Consent Form to be duly executed and delivered by its proper and duly authorized representative.

DTC Participant (Print Name):__________________________________________

or

Record Holder (Print Name):____________________________________________

By:____________________________________________________________________

Print Name:____________________________________________________________

Print Title:___________________________________________________________

Date:__________________________________________________________________

DTC Participant Account Number:________________________________________

Principal amount of Notes as of the Record Date
Subject to this Consent: $_____________________________________________


-------------------------------------------------------------------------------
                              Signature Guarantee*

        Certain Signatures Must be Guaranteed by an Eligible Institution

-------------------------------------------------------------------------------
     (Name of Eligible Institution Guaranteeing Signatures)

-------------------------------------------------------------------------------
     Address (including zip code) and Telephone Number (including area code) of Firm)

-------------------------------------------------------------------------------
     (Authorized Signature)

-------------------------------------------------------------------------------
     (Printed Name)

-------------------------------------------------------------------------------
     (Title)

-------------------------------------------------------------------------------


Notice: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP): (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee acceptable to the Trustee.

* Signatures need not be guaranteed if the person executing the Consent Form is an Eligible Institution (as defined herein). All other signatures should be guaranteed. See the information below with respect to the requirements for the delivery of a signature guarantee.

IMPORTANT - READ CAREFULLY

     This Consent Form must be executed by the Holder(s) in exactly the same manner as the name of the Holder(s) appear(s) of record or on a DTC securities position listing as of the Record Date. Joint owners must all sign. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit appropriate evidence satisfactory to the Company of such person's authority so to act. Signatures need not be guaranteed if the person executing the Consent Form is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each being hereinafter referred to as an "Eligible Institution"). If Notes owned by a Holder are held in different names, separate Consent Forms must be executed covering each form of ownership.

     Facsimiles of the Consent Form will be accepted. The Consent and any other required documents should be sent or delivered by each Holder to the Trustee, as follows:

     Manufacturers and Traders Trust Company
     One M&T Plaza, 7th Floor
     Buffalo, New York  14203
     Attention:  Russell T. Whitley
     Telephone No.:  (716) 842-5602
     Facsimile No.:   (716) 842-4474

Any questions or requests for assistance hereon or additional copies hereof the Consent Form should be directed to the Information Agent, as follows:

                                 Jefferies & Co.
                         400 Poydras Street, Suite 2140
                          New Orleans , Louisiana 70130
                           Telephone No.: 504-681-5700
                        Facsimile No.: 504-681-5768 (fax)
                          Attention: Richard Goldenberg

                              FORM OF CONSENT PROXY


     The undersigned hereby irrevocably appoints ________________________* as attorney and proxy of the undersigned, with full power of substitution, to execute and deliver the Consent (attached hereto) with respect to Telex Communications, Inc.'s 10-1/2% Senior Subordinated Notes due 2007 (the "Notes"), with all the power the undersigned would possess if consenting personally. This Consent Proxy is irrevocable and shall expire on the Expiration Date (unless extended). The aggregate principal amount of Notes as to which this Consent Proxy is given is set forth below.

===============================================================================
Aggregate Principal Amount of Note(s)                       CUSIP Number(s)
===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

Note: Executors, administrators, trustees, guardian and attorneys-in-fact should add their titles. If the undersigned is a corporation, please give full corporate name and have a duly authorized officer thereof sign, stating title. If the undersigned is a partnership or trust, please sign in partnership or trust name by a duly authorized person.

*    Insert name of beneficial owner


By:____________________________________________

Print Name:____________________________________

Print Title:___________________________________

Date:__________________________________________

                                  CONSENT FORM

                           TELEX COMMUNICATIONS, INC.
                     11% Senior Subordinated Notes due 2007

                        Consent to Amendment of Indenture


     The undersigned, sometimes referred to as a "Holder", is either a Holder (as defined in the Consent Solicitation Statement dated March 14, 2001 (the "Consent Solicitation Statement") to which this Consent relates) of 11% Senior Subordinated Notes due 2007 (the "Notes") of Telex Communications, Inc. (the "Company") or has full power and authority (whether by proxy or directly) to consent to or reject the Proposed Amendments (hereinafter defined) on behalf of the Holder identified herein. As such, the undersigned hereby

                CONSENTS ____                  DOES NOT CONSENT ____

to the proposed amendments (the "Proposed Amendments") to be made to the Indenture dated as of March 24, 1997 between EV International, Inc. (the Company's prior name) and The Bank of New York (as original trustee), with Bank One Trust Company as successor trustee (the "Trustee"), governing the Company's 11% Senior Subordinated Notes Due 2007 (the "Notes") (the original aforementioned Indenture as amended and supplemented being herein referred to as the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture or in the Consent Solicitation Statement.

     If no election is specified, any otherwise properly completed and signed Consent Form will be deemed a consent to the Proposed Amendments.

     If the Company receives Consents from the Holders of at least a majority in principal amount of the Notes, excluding any Notes owned by the Company or by any Affiliate (the "Requisite Consents"), and such Consents are delivered to the Trustee, accompanied by resolutions of the Board of Directors of the Company, the Company and the Trustee will execute a supplement to the Indenture (the "Supplemental Indenture") on or as soon as practicable after the date on which the Requisite Consents are so delivered and the conditions related thereto in the Indenture are satisfied. Upon execution of the Supplemental Indenture, the Proposed Amendments will become effective. The date and time at which the Supplemental Indenture and Proposed Amendments become effective is referred to herein as the "Effective Date."

     Unless otherwise specified by the undersigned, this Consent Form relates to all Notes held by the undersigned on the Record Date and either held of record or in a DTC securities position listing on the Record Date. If this Consent Form relates to fewer than all of the Notes held by the undersigned, the principal amount of the Notes to which this Consent Form relates and the DTC Participant number of the account in which such Notes are held have been indicated on the signature page hereof under the heading "Principal Amount of Notes as of the Record Date Subject to this Consent".

     The Holder understands that the Company reserves the right to extend the Expiration Date by giving oral (promptly confirmed in writing) or written notice of such extension to the Trustee.

     The Company expressly reserves the right: (i) to terminate the Consent Solicitation at any time prior to the Effective Date (whether or not the Requisite Consents have been received) by giving oral (promptly confirmed in writing) or written notice of such termination to the Trustee;

(ii) to extend the Consent Solicitation until the Requisite Consents have been obtained; (iii) not to extend the Consent Solicitation beyond the Expiration Date whether or not the Requisite Consents have been received by such date; and
(iv) to amend, at any time or from time to time, the terms of the Consent Solicitation. Any such termination, extension or amendment will be followed as promptly as practicable by public announcement (or written notice to the Holders) thereof.

     By executing this Consent Form, the Holder represents and warrants to the Trustee and the Company that: (i) as of the Record Date, the Notes to which this Consent relates either (x) were beneficially owned in the name of the Holder as it appears below or (y) were beneficially owned by a person that has duly authorized the Holder to execute and deliver this Consent; (ii) this Consent has been duly authorized by all necessary action on the part of the Holder; (iii) the Holder is not an Affiliate (as defined in the Consent Solicitation) of the Company and did not, on the Record Date, hold the Notes to which this Consent relates directly or indirectly for the account of the Company or an Affiliate of the Company; and (iv) the amount set forth below under the caption "Principal Amount of Notes as of the Record Date Subject to this Consent" is the aggregate principal amount of Notes to which this Consent relates, which principal amount is not greater than the aggregate principal amount of Notes beneficially owned by the Holder as of the Record Date.

     Consents may be revoked, prior to the Company obtaining the Requisite Consents, by the Holder granting such Consent (or a duly authorized proxy of such Holder). Any such person may revoke such Consent by delivering written notice of such revocation to the Trustee, at any time prior to the Effective Date. Thereafter, Consents shall no longer be permitted to be revoked. To be valid, any such notice of revocation must indicate the aggregate principal amount of the Notes to which it relates as of the Record Date and must be executed in the same manner as this Consent.

     This Consent Form shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     All authority conferred or agreed to be conferred by this Consent Form shall survive the death or incapacity of the Holder and every obligation of the Holder under this Consent Form shall be binding upon the Holder's heir, personal representatives, successors, assigns and subsequent transferees.

     This fully executed Consent Form should be hand delivered, sent by overnight mail or sent by facsimile to the Trustee, as follows:

     Bank One Trust Company
     Bank One Global Corporate Trust Services
     100 E. Broad Street
     Columbus, Ohio 43271-0181
     Attention: Robert Major
     Telephone No.:   (614) 248-6334
     Facsimile No.:   (614) 248-5195

     In witness whereof, the undersigned has duly executed and delivered this Consent Form or has caused this Consent Form to be duly executed and delivered by its proper and duly authorized representative.

DTC Participant (Print Name):__________________________________________

or

Record Holder (Print Name):____________________________________________

By:____________________________________________________________________

Print Name:____________________________________________________________

Print Title:___________________________________________________________

Date:__________________________________________________________________

DTC Participant Account Number:________________________________________

Principal amount of as of the Record Date
Notes Subject to this Consent: $_______________________________________


--------------------------------------------------------------------------------
                              Signature Guarantee*

        Certain Signatures Must be Guaranteed by an Eligible Institution

--------------------------------------------------------------------------------
     (Name of Eligible Institution Guaranteeing Signatures)

--------------------------------------------------------------------------------
     (Address (including zip code) and Telephone Number (including area code) of Firm)

-------------------------------------------------------------------------------
     (Authorized Signature)

-------------------------------------------------------------------------------
     (Printed Name)

-------------------------------------------------------------------------------
     (Title)

-------------------------------------------------------------------------------

Notice: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP): (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee acceptable to the Trustee.

* Signatures need not be guaranteed if the person executing the Consent Form is an Eligible Institution (as defined herein). All other signatures should be guaranteed. See the information below with respect to the requirements for the delivery of a signature guarantee.

IMPORTANT - READ CAREFULLY

     This Consent Form must be executed by the Holder(s) in exactly the same manner as the name of the Holder(s) appear(s) of record or on a DTC securities position listing as of the Record Date. Joint owners must all sign. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit appropriate evidence satisfactory to the Company of such person's authority so to act. Signatures need not be guaranteed if the person executing the Consent Form is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each being hereinafter referred to as an "Eligible Institution"). If Notes owned by a Holder are held in different names, separate Consent Forms must be executed covering each form of ownership.

     Facsimiles of the Consent Form will be accepted. The Consent and any other required documents should be sent or delivered by each Holder to the Trustee, as follows:

     Bank One Trust Company
     Bank One Global Corporate Trust Services
     100 E. Broad Street
     Columbus, Ohio 43271-0181
     Attention: Robert Major
     Telephone No.:   (614) 248-6334
     Facsimile No.:      (614) 248-5195

Any questions or requests for assistance hereon or additional copies hereof the Consent Form should be directed to the Information Agent, as follows:

                                 Jefferies & Co.
                         400 Poydras Street, Suite 2140
                          New Orleans , Louisiana 70130
                          Telephone No.: (504) 681-5700
                       Facsimile No.: (504) 681-5768 (fax)
                          Attention: Richard Goldenberg

                              FORM OF CONSENT PROXY


     The undersigned hereby irrevocably appoints ________________________* as attorney and proxy of the undersigned, with full power of substitution, to execute and deliver the Consent (attached hereto) with respect to Telex Communications, Inc.'s 10-1/2% Senior Subordinated Notes due 2007 (the "Notes"), with all the power the undersigned would possess if consenting personally. This Consent Proxy is irrevocable and shall expire on the Expiration Date (unless extended). The aggregate principal amount of Notes as to which this Consent Proxy is given is set forth below.

===============================================================================
Aggregate Principal Amount of Note(s)                       CUSIP Number(s)
===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================


Note: Executors, administrators, trustees, guardian and attorneys-in-fact should add their titles. If the undersigned is a corporation, please give full corporate name and have a duly authorized officer thereof sign, stating title. If the undersigned is a partnership or trust, please sign in partnership or trust name by a duly authorized person.

*    Insert name of beneficial owner


By:____________________________________________

Print Name:____________________________________

Print Title:___________________________________

Date:__________________________________________